Exhibit 99.1

Kaiser Aluminum Corporation Completes the Purchase of Alcoa Warrick LLC, and Re-enters the North American Aluminum Packaging Industry

FOOTHILL RANCH, Calif., April 1, 2021—Kaiser Aluminum Corporation (NASDAQ:KALU), today announced that it has completed its acquisition of Alcoa Warrick LLC, containing all the assets of the Warrick Rolling Mill (“Warrick”), from Alcoa Corporation (“Alcoa”) for a purchase price of $670 million. As previously announced, Alcoa retains ownership of the related smelting assets, power plant, and land. In conjunction with the acquisition, Kaiser Aluminum has entered into a long-term ground lease that includes provisions for utility services, and other agreements that include a transition services agreement and a market based molten aluminum supply agreement.

“Today we begin a new chapter in our history as we welcome 1,200 Warrick employees to the Kaiser Aluminum family,” said Keith A. Harvey, President and Chief Executive Officer. “The acquisition provides us with a strategic re-entry into the attractive aluminum packaging industry with excellent opportunities for further growth and significantly enhances, diversifies and reduces the cyclicality of our portfolio.

“The outlook for the beverage and food packaging markets is strong with favorable demand and industry dynamics driving growth. The Warrick rolling mill is one of only four dedicated can sheet mills in North America and we expect to become a significant participant in the supply chain solution in meeting the growing North American demand,” stated Mr. Harvey.

The acquisition closed on March 31, 2021 and the total purchase price was funded with a combination of existing cash on hand, and the assumption of other post-employment benefits (OPEB) liabilities, subject to other customary post-closing adjustments. The Company will provide additional information and an updated outlook for 2021, reflecting the addition of Warrick, during its first quarter earnings call in April 2021.

Company Description

Kaiser Aluminum Corporation, headquartered in Foothill Ranch, Calif., is a leading producer of semi-fabricated specialty aluminum products, serving customers worldwide with highly-engineered solutions for aerospace and high-strength, packaging, custom automotive, general engineering, and other industrial applications. The Company’s North American facilities produce value-added sheet, plate, extrusions, rod, bar, tube, and wire products, adhering to traditions of quality, innovation, and service that have been key components of the culture since the Company was founded in 1946. The Company’s stock is included in the Russell 2000® index and the S&P Small Cap 600® index.

Available Information

For more information, please visit the Company’s website at www.kaiseraluminum.com. The website includes a section for investor relations under which the Company provides notifications of news or announcements regarding its financial performance, including Securities and Exchange Commission (SEC) filings, investor events, and earnings and other press releases. In addition, all Company filings submitted to the SEC are available through a link to the section of the SEC’s website at www.sec.gov, which includes: Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and Proxy Statements for the Company’s annual stockholders’ meetings, and other information statements as filed with the SEC. In addition, the Company provides a webcast of its quarterly earnings calls and certain events in which management participates or hosts with members of the investment community.

Forward-Looking Statements

This press release contains statements which constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and assumptions of management based on information available to it at the time such statements are made. Kaiser Aluminum cautions that any forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties, and that actual results may vary materially from those in the forward-looking statements as a result of various factors. These factors include: (a) the Company’s ability to integrate acquired operations and technologies, continue to realize manufacturing efficiencies and remain a low cost producer, drive innovative solutions and further advance its capabilities; (b) the effectiveness of management’s strategies and decisions, including capital spending strategies and decisions; (c) general economic and business conditions, including the impact of the global outbreak of Coronavirus Disease 2019 and governmental and other actions taken in response, cyclicality and other conditions in the aerospace, defense, automotive, general engineering, aluminum packaging and other end markets the Company serves; and (d) other risk factors summarized in the Company’s reports filed with the Securities and Exchange Commission, including the Company’s Form 10-K for the year ended December 31, 2020. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

Investor Relations and Public Relations Contact:

Melinda C. Ellsworth

Kaiser Aluminum Corporation

(949) 614-1757